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                                                                    EXHIBIT 23.3

                          CONSENT TO USE OF REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    As independent certified public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of Registration Statement File # 333-36847.

                                          ARTHUR ANDERSEN LLP


Tampa, Florida,
September 29, 1997